EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 26, 2007, relating to the financial statements of WaterPure International, Inc., which is incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in such Registration Statement.

/s/ Carlin, Charron & Rosen, LLP

Glastonbury, Connecticut
September 11, 2008